UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant: ☒

Filed by a party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FIrst Busey Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2020

The following Notice of Change to Virtual Meeting Format (the “Notice”) supplements Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of First Busey Corporation (the “Company”), dated April 9, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, May 20, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 1, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

First Busey Corporation

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2020

To the Stockholders of

First Busey Corporation:

NOTICE IS HEREBY GIVEN that the format of the Annual Meeting of Stockholders (the “2020 Annual Meeting”) of First Busey Corporation (the “Company”) has been changed to a virtual meeting in light of the COVID-19 pandemic. As previously announced, the 2020 Annual Meeting will be held on Wednesday, May 20, 2020 at 5:00 p.m., Central Time. However, in response to executive orders issued by Governor Pritzker, Governor of the State of Illinois, which prohibit gatherings of more than 10 people in the State of Illinois through May 30, 2020, as well as to prioritize the health and well-being of stockholders and Company personnel, the 2020 Annual Meeting will be held in a virtual format only. You will not be able to attend the 2020 Annual Meeting in-person.

There has been no change to the business to be conducted at the 2020 Annual Meeting. As described in the proxy materials for the 2020 Annual Meeting previously distributed, you are entitled to participate in the 2020 Annual Meeting if you were a stockholder of the Company as of the close of business on March 23, 2020, the record date for the Annual Meeting, or hold a legal proxy for the meeting provided by your broker or other fiduciary.

To virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/BUSE2020 (the “Annual Meeting Website”), you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received (the “Control Number”). You may vote your shares during the Annual Meeting by entering your Control Number and following the instructions also available on the Annual Meeting Website. We encourage all stockholders to provide questions ahead of the 2020 Annual Meeting by calling Abby A. Hendren, Executive Vice President, Brand Strategies, at (217) 351-6629, or by sending the question to abby.hendren@busey.com.

Registered Holders: If you are a stockholder of record and cannot locate your Control Number, please contact Mary E. Lakey, Shareholder Relations Specialist, at (217) 365-4556 or Mary.Lakey@busey.com.

Beneficial Holders: If you are not a stockholder of record but hold shares in the name of a broker or other fiduciary (or what is typically referred to as “street name”), you should follow the instructions for attending the 2020 Annual Meeting provided by your broker or other fiduciary.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting format and may continue to be used to vote your shares in connection with the 2020 Annual Meeting.

Whether or not you plan to virtually attend the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. Stockholders who have returned their proxy cards or voted via telephone or internet do not need to take any further action.

By Order of the Board of Directors

Gregory B. Lykins	Van A. Dukeman
Chairman of the Board	President and Chief Executive Officer

Champaign, Illinois

May 1, 2020

The 2020 Annual Meeting on May 20, 2020 at 5:00 p.m. Central Time may be attended at www.virtualshareholdermeeting.com/BUSE2020. The Company’s proxy statement and 2019 Annual Report are available on our Investor Relations website at http://ir.busey.com. Additionally, you may access our proxy materials at www.proxyvote.com using your Control Number.